SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is made effective as of November 7, 2017 (the “Amendment Date”) and made by and among WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”) and CODEXIS, INC., a Delaware corporation (“Borrower”).

WHEREAS, Bank and Borrower have entered into that certain Loan and Security Agreement, dated as of
June 30, 2017 (as amended by that certain First Amendment to Loan and Security Agreement, dated as of September
28, 2017, and as further amended, supplemented, restated or otherwise modified from time to time, the “Loan
Agreement”); and

WHEREAS, Bank and Borrower desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.	Section 1.1 of the Loan Agreement is hereby amended by adding the following definition thereto in alphabetical order:

“Exempt Account” means that certain brokerage account of Borrower with LEK SECURITIES CORPORATION.

“Second Amendment Effective Date” means November 7, 2017.

3.    Section 5.16 of the Loan Agreement is hereby amended and restated in its entirety as follows:

5.16    Accounts. All of Borrower’s or any Subsidiary’s operating, depository or investment accounts maintained or invested with a Person other than Bank are set forth on the Perfection Certificate, provided that such accounts disclosed on the Perfection Certificate are hereby deemed updated with the updated Perfection Certificate delivered to Bank as of the Second Amendment Effective Date. On and after (i) the
60th day following the Closing Date and prior to July 1, 2018, at any time that the aggregate balance of Borrower’s accounts held with Bank and Bank’s Affiliates is less than $15,000,000 for three (3) successive Business Days or less than $14,000,000 on any given day, and (ii) July 1, 2018, at any time that the aggregate balance of Borrower’s accounts held with Bank and Bank’s Affiliates is less than the sum of (A)
$5,000,000 plus (B) the outstanding aggregate principal amount of the Term Loans, for three (3) successive Business Days, none of Borrower’s nor any domestic U.S. Subsidiary’s operating, depository or investment accounts are maintained or invested with a Person other than Bank. Notwithstanding the foregoing, on and after the 60th day following the Closing Date, neither the Borrower nor any of its domestic Subsidiaries maintains any operating, depository or investment accounts maintained or invested with any Person other than the Bank unless such account (A) is subject to an account control agreement in favor of the Bank in such form and substance as is reasonably acceptable to the Bank, (B) is a deposit account exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s or any domestic U.S. Subsidiary’s employees and identified to Bank by Borrower as such, or (C) is the Exempt Account (provided that such account and is maintained solely in connection with the Transfers of shares of CO2 Solutions, Inc. held by the Borrower on the Closing Date and any cash balance in such account in excess of One Hundred Thousand Dollars ($100,000.00) is transferred to another account of Borrower that is maintained in accordance with Section 6.7 within five (5) Business Days).

Furthermore, the aggregate amount of cash and cash equivalent assets held by direct and indirect Foreign Subsidiaries of Borrower in accounts not subject to a control agreement in favor of the Bank (and in such form and substance as is reasonably acceptable to the Bank) does not exceed One Million Two
Hundred Thousand Dollars ($1,200,000.00) (of which no more than Four Hundred Thousand Dollars ($400,000.00) may be maintained in accounts other than the accounts for Codexis Laboratories India Pte., Ltd.).

4.    Section 6.7 of the Loan Agreement is hereby amended and restated in its entirety as follows:

6.7    Accounts. Borrower shall, on and after (i) the 60th day following the Closing Date and prior to July 1, 2018, at any time that the aggregate balance of Borrower’s accounts held with Bank and Bank’s Affiliates is less than $15,000,000 for three (3) successive Business Days or less than $14,000,000 on any given day, and (ii) July 1, 2018, at any time that the aggregate balance of Borrower’s accounts held with Bank and Bank’s Affiliates is less than the sum of (A) $5,000,000 plus (B) the then outstanding aggregate principal amount of the Term Loans, for three (3) successive Business Days: (A) maintain and shall cause each of its domestic U.S. Subsidiaries to maintain all of its depository, operating, and investment accounts with Bank and (B) endeavor to utilize and shall cause each of its domestic U.S. Subsidiaries to endeavor to utilize Bank’s International Banking Division for any international banking services required by Borrower, including, but not limited to, foreign currency wires, hedges and swaps. On and after the date that is the
60th day following the Closing Date for each account that Borrower or any domestic U.S. Subsidiary maintains outside of Bank, Borrower shall cause the applicable bank or financial institution at or with which any such account is maintained to execute and deliver an account control agreement or other appropriate instrument evidencing the perfection of Bank’s security interest therein and control with respect thereto in form and substance reasonably satisfactory to Bank, other than (X) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s or any domestic U.S. Subsidiary’s employees and identified to Bank by Borrower as such, and (Y) the Exempt Account (provided that such account is maintained solely in connection with the Transfers of shares of CO2 Solutions, Inc. held by the Borrower on the Closing Date and any cash balance in such account in excess of One Hundred Thousand Dollars ($100,000.00) is transferred to another account of Borrower that is maintained in accordance with this Section 6.7 within five (5) Business Days).

Furthermore, the aggregate amount of cash and cash equivalent assets held by direct and indirect Foreign Subsidiaries of Borrower in accounts not subject to a control agreement in favor of the Bank (and in such form and substance as is reasonably acceptable to the Bank) does not exceed One Million Two Hundred Thousand Dollars ($1,200,000.00) (of which no more than Four Hundred Thousand Dollars ($400,000.00) may be maintained in accounts other than the accounts for Codexis Laboratories India Pte., Ltd.).

5.    Limitation of Amendment.

a.
The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which the Bank or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6.	To induce the Bank to enter into this Amendment, Borrower hereby represents and warrants to the Bank as follows:

a.
Immediately after giving effect to this Amendment (a) the representations and warranties contained in Article 5 of the Loan Agreement are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.
The organizational documents of Borrower delivered to the Bank on the Closing Date, and updated pursuant to subsequent deliveries by the Borrower to the Bank, if any, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration by Borrower with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

f.
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and by general equitable principles.

7.
Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

8.	This Amendment shall be deemed effective as of the Amendment Date upon the due execution and delivery to the Bank of this Amendment by each party hereto.

9.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

10. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan and Security
Agreement to be executed as of the date first set forth above.

BORROWER:

CODEXIS, INC., A DELAWARE CORPORATION

Reviewed by Legal - RAS - 11-7-2017
BANK:

WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan and Security
Agreement to be executed as of the date first set forth above.

BORROWER:

CODEXIS, INC., A DELAWARE CORPORATION

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BANK:

WESTERN ALLIANCE BANK, AN ONACORPORATION

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